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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4, Amendment No. 1, of Duane Reade Inc. of our reports dated April 7, 2005, except for Note 2 as to which the date is May 16, 2005 relating to the consolidated financial statements and consolidated financial statement schedule of Duane Reade Holdings, Inc. and Duane Reade Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
June 8, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM